UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

OCEAN POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 730-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 30, 2009, in support of  its on-going wave power project with the US Navy to demonstrate the Company’s PowerBuoy®  system off the Hawaiian island of Oahu, Ocean Power Technologies, Inc. (Nasdaq: OPTT and London Stock Exchange AIM: OPT) (“OPT”) entered into an agreement with Sound and Sea Technology, Inc. OPT will be eligible to receive US$1.1 million over the term of the agreement, which will primarily be used to help fund the continuing upgrades and testing of the PowerBuoy, for improved ocean durability. The project is currently expected to continue through December 2009.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which will be filed as an exhibit to OPT’s annual report on Form 10-K for the period ended April 30, 2009.

Item 8.01   Other Events.

On April 1, 2009, OPT issued a press release announcing the agreement. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by the Company dated April 1, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: April 3, 2009

By:  /s/ CHARLES F. DUNLEAVY
Charles F. Dunleavy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company dated April 1, 2009.